Exhibit 99.1

SOURCE: Neptune Wellness Solutions Inc.

Neptune Announces Receipt of NASDAQ Notification

LAVAL, QUÉBEC, CANADA – January 5, 2023 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced that the Company has received a written notification (the "Notification Letter") from the Nasdaq Stock Market LLC ("Nasdaq") on December 29, 2022, notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), which requires that the closing bid price for the Company's common shares listed on Nasdaq be maintained at a minimum of US$1.00.

Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company's common shares for the 30 consecutive business days from November 15, 2022 to December 28, 2022, the Company no longer met the minimum bid price requirement.

The Notification Letter has no immediate effect on the listing of the Company's common shares on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until June 27, 2023, to regain compliance with the minimum bid price requirement, during which time the Company's common shares will continue to trade on the Nasdaq Capital Market. To regain compliance, the Company's common shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days. In the event the Company does not regain compliance by June 27, 2023, the Company may be eligible for additional time to regain compliance or may face delisting.

The Company's business operations are not affected by the receipt of the Notification Letter. The Company intends to monitor the closing bid price of its common shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split of its outstanding common shares, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a consumer-packaged goods company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Disclaimer – Safe Harbor Forward–Looking Statements

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates, and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements include, among other things, statements with respect to the Company’s plans for regaining compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

These forward-looking statements are based on assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: the ability of the Company to successfully implement its strategic initiatives; implications of the COVID-19 pandemic on the Company's operations; fluctuations in general macroeconomic conditions; fluctuations in securities markets; changing consumer habits; the ability of the Company to successfully achieve its business objectives and cost cutting plans; plans for expansion; political and social uncertainties; inability to obtain adequate insurance to cover risks and hazards; the ability of the Company to obtain financing on acceptable terms, the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the ability of the Company to obtain financing on acceptable terms, expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations; employee relations; and the presence of laws and regulations that may impose restrictions in the markets where the Company operates. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Additional information regarding these and other risks and uncertainties relating to the Company's business are contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K dated July 7, 2022, for the year ended March 31, 2022.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254